EXECUTION COPY                                                     Exhibit 4.1

            FIRST AMENDMENT, dated as of June 1, 2000 (this "Amendment"), to the 364-Day Revolving Credit Agreement dated as of June 3, 1999 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among YORK INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), the several banks and other financial institutions from time to time parties thereto (collectively, the "Banks"; individually a "Bank") and CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York Agency, as administrative agent for the Banks thereunder (in such capacity, the "Administrative Agent").


                             W I T N E S S E T H :


            WHEREAS, the Company, the Banks and the Administrative Agent are parties to the Credit Agreement;

            WHEREAS, the Company, the Administrative Agent and the Banks desire to amend the Credit Agreement in the manner provided for herein;

            NOW THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

            1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein as defined terms are so used as so defined. Unless otherwise indicated, all Section, subsection and Schedule references are to the Credit Agreement.

            2. Amendment to Subsection 1.1. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Termination Date" contained therein in its entirety and inserting in lieu thereof the following definition:

            "'Termination Date':  May 31, 2001."

            3. Amendment to Subsection 7.4(c). Subsection 7.4(c) of the Credit Agreement is hereby amended by deleting the amount "$25,000,000" contained therein and inserting in lieu thereof the amount "$65,000,000".

            4. Amendments to Subsection 7.5. (a) Subsection 7.5(f) of the Credit Agreement is hereby amended by deleting the word "and" immediately following the semicolon at the end of such subsection.

            (b) Subsection 7.5(g) of the Credit Agreement is hereby amended by deleting the period at the end of such subsection and replacing it with the following text:

            "; and"

            (c) Subsection 7.5 of the Credit Agreement is hereby amended by adding at the end of such subsection the following new clause (h):

            "(h) acquisitions by the Company or any of its Subsidiaries of Indebtedness of any Person (other than the Company or any of its Subsidiaries) received as partial consideration in connection with sales of assets permitted by subsection 7.4; provided that the principal amount of such Indebtedness acquired by the Company and its Subsidiaries pursuant to this subsection 7.5(h) shall not exceed (i) $10,000,000 in connection with any single transaction or (ii) $25,000,000 in the aggregate in any fiscal year of the Company; provided, further, that there shall be excluded from any calculation of the aggregate Indebtedness acquired pursuant to this subsection 7.5(h) in any fiscal year of the Company any such Indebtedness which is repaid or is subsequently sold by the Company or its Subsidiaries for cash consideration to a Person other than the Company or any of its Subsidiaries."

            5. Amendment to Schedule I. Schedule I to the Credit Agreement is hereby amended by deleting such Schedule I in its entirety and substituting in lieu thereof a new Schedule I to read in its entirety as set forth on Schedule I attached hereto.

            6. Representations and Warranties. On and as of the date hereof and after giving effect to this Amendment and the transactions contemplated hereby, the Company hereby confirms, reaffirms and restates the representations and warranties set forth in Section 4 of the Credit Agreement, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Company hereby confirms, reaffirms and restates such representations and warranties as of such earlier date, provided that the references to the Credit Agreement in such representations and warranties shall be deemed to refer to the Credit Agreement as in effect prior to the date hereof and as amended pursuant to this Amendment.

            7. Effectiveness. This Amendment shall become effective upon satisfaction of each of the following conditions:

            (a) receipt by the Administrative Agent of counterparts of this Amendment duly executed and delivered by the Company and each of the Banks; and

            (b) the Third Amendment, dated as of the date hereof, to that certain Amended and Restated Credit Agreement dated as of July 21, 1995 and amended by the First Amendment thereto, dated as of May 28, 1997, and the Second Amendment thereto, dated as of June 3, 1999, among the Company, the Administrative Agent, as Agent thereunder, and the several lenders party thereto shall have become effective, or the Administrative Agent shall be reasonably satisfied that such effectiveness shall occur concurrently with the effectiveness of this Amendment.

            8. Continuing Effect; No Other Amendments. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific sections of the Credit Agreement specified herein and shall not constitute amendments of, or an indication of the Administrative Agent's or the Banks' willingness to amend, any other provisions of the Credit

Agreement or the same sections for any other date or time period (whether or not such other provisions or compliance with such sections for another date or time period are affected by the circumstances addressed in this Amendment).

            9. Expenses. The Company agrees to pay and reimburse the Administrative Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

            10. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Company and the Administrative Agent.

            11. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.


                              YORK INTERNATIONAL CORPORATION


                              By: _______________________________
                                     Title:


                              CANADIAN IMPERIAL BANK OF COMMERCE,
                                NEW YORK AGENCY, as Agent


                              By: _______________________________
                                     Title:


                              BANK OF AMERICA, N.A. as Syndication Agent
                                  and as a Bank


                              By: _______________________________
                                     Title:


                              CITIBANK, N.A., as Documentation Agent
                                  and as a Bank


                              By: _______________________________
                                     Title:


                              CIBC, INC., as a Bank


                              By: _______________________________
                                     Title:

                              BANCA COMMERCIALE ITALIANA - NEW
                                   YORK BRANCH


                              By: _______________________________
                                     Title:


                               FLEET NATIONAL BANK


                              By: _______________________________
                                     Title:


                              BANK OF TOKYO - MITSUBISHI
                                  TRUST COMPANY


                              By: _______________________________
                                     Title:


                              BG BANK A/S


                              By: _______________________________
                                     Title:


                              COMMERZBANK AKTIENGESELLSCHAFT,
                                 NEW YORK AND GRAND CAYMAN BRANCHES


                              By: _______________________________
                                     Title:


                              By: _______________________________
                                     Title:

                              DEN DANSKE BANK AKTIESELSKAB,
                                CAYMAN ISLANDS BRANCH


                              By: _______________________________
                                     Title:


                              FIRST UNION NATIONAL BANK


                              By: _______________________________
                                     Title:


                                  HSBC BANK USA


                              By: _______________________________
                                     Title:


                              NATIONAL WESTMINSTER BANK PLC


                              By: _______________________________
                                     Title:


                              PNC BANK, NATIONAL ASSOCIATION


                              By: _______________________________
                                     Title:


                               BANK OF NOVA SCOTIA


                              By: _______________________________
                                     Title:

                              THE CHASE MANHATTAN BANK


                              By: _______________________________
                                     Title:


                                  ALLFIRST BANK


                              By: _______________________________
                                     Title:


                              UNIBANK A/S


                              By: _______________________________
                                     Title:


                              By: _______________________________
                                     Title:


                              ING BANK NV


                              By: _______________________________
                                     Title:

                                                                      Schedule I


                              BANKS AND COMMITMENTS


                                                                              Commitment
      Bank                                                 Commitment         Percentage
      ----                                                 ----------         ----------
CIBC, Inc.                                                $ 30,000,000          7.50%
Bank of America, N.A                                        30,000,000          7.50%
Citibank, N.A                                               30,000,000          7.50%
The Chase Manhattan Bank                                    30,000,000          7.50%
Commerzbank Aktiengesellschaft                              30,000,000          7.50%
Fleet National Bank                                         30,000,000          7.50%

Bank of Tokyo - Mitsubishi Trust Company                    28,000,000          7.00%

Den Danske Bank Aktieselskab, Cayman Islands Branch         25,000,000          6.25%
First Union National Bank                                   25,000,000          6.25%
National Westminster Bank PLC                               25,000,000          6.25%

BG Bank A/S                                                 24,000,000          6.00%

Banca Commerciale Italiana-New York Branch                  15,000,000          3.75%
HSBC Bank USA                                               15,000,000          3.75%
PNC Bank, National Association                              15,000,000          3.75%
Unibank A/S                                                 15,000,000          3.75%

Allfirst Bank                                               11,000,000          2.75%
The Bank of Nova Scotia                                     11,000,000          2.75%
ING Bank NV                                                 11,000,000          2.75%
                                    TOTAL                 $400,000,000        100.00%
                                                          ============        ======